UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2010

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 14, 2010, Jarden Corporation (the “Company”) (and the subsidiary guarantors party thereto) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. and Barclays Capital Inc., for themselves and acting as representatives of the several dollar underwriters identified therein (collectively, the “Dollar Underwriters”) and Deutsche Bank AG, London Branch and Barclays Bank PLC, for themselves and acting as representatives of the several euro underwriters identified therein (collectively, the “Euro Underwriters” and collectively with the Dollar Underwriters, the “Underwriters”), providing for the offer and sale by the Company of $275,000,000 in aggregate principal amount of the Company’s 7 1/2% Senior Subordinated Notes due 2020 (the “Dollar Notes”) and €150,000,000 in aggregate principal amount of the Company’s 7 1/2% Senior Subordinated Notes due 2020 (the “Euro Notes” and collectively with the Dollar Notes, the “Notes”).

The Notes have been registered pursuant to the Company’s automatic shelf registration statement on Form S-3 (No. 333-158801) (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on April 27, 2009. The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification and obligations of the parties. The Company has also agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the Underwriters may be required to make in respect of those liabilities.

A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1, and is incorporated herein by reference as though fully set forth herein and into the Registration Statement. The foregoing summary description of the Underwriting Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Underwriting Agreement.

Certain of the Underwriters or their respective affiliates from time to time have provided in the past and may provide in the future investment banking, securities trading, hedging, brokerage services, commercial lending and financial advisory services to the Company, certain of its executive officers and its affiliates in the ordinary course of business. An affiliate of Deutsche Bank Securities Inc. is the administrative agent and an affiliate of SunTrust Robinson Humphrey, Inc. is a co-documentation agent under the Company’s senior credit facility and affiliates of certain of the Underwriters are lenders under the Company’s senior credit facility. The net proceeds of the offering of the Notes may be used to repay $250 million of term loan indebtedness outstanding under the Company’s senior credit facility, a portion of which is held by affiliates of certain of the Underwriters. SunTrust Robinson Humphrey, Inc. is the administrator under the Company’s amended and restated receivables securitization facility. In addition, Barclays Capital Inc. acted as sole underwriter in a sale of 12 million shares of common stock sold by the Company that closed on April 27, 2009. Deutsche Bank Securities Inc. and Barclays Capital Inc. acted as joint book-running managers and SunTrust Robinson Humphrey, Inc. acted as co-manager in the offering of our 8% Senior Notes due 2016. Deutsche Bank Securities Inc. advised the Company in connection with the proposed acquisition by the Company of the Mapa Spontex Baby Care and Home Care businesses of Total S.A. An affiliate of Wells Fargo Securities, LLC is the trustee under the respective indentures governing our 8% Senior Notes due 2016, 7 1/2% Senior Subordinated Notes due 2017 and the Notes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 14, 2010, by and among Jarden Corporation, the subsidiary guarantors named therein and the Underwriters party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2010

JARDEN CORPORATION

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Number	Exhibit

1.1	Underwriting Agreement, dated January 14, 2010, by and among Jarden Corporation, the subsidiary guarantors named therein and the Underwriters party thereto.